Consent of Independent Registered Public Accounting Firm



Knockout Holdings, Inc
Northlake, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 2005, relating to the consolidated financial statements of Knockout Holdings, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Chicago, Illinois

May 9, 2005